UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 30, 2024

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

5808 Lake Washington Blvd. NE, Kirkland, Washington (Address of principal executive offices)	98033 (Zip Code)

(425) 296-9956
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MPWR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2024, Monolithic Power Systems, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended June 30, 2024. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary regarding results of the quarter ended June 30, 2024.

The information under Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the 1934 Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Company has maintained a classified board of directors (the “Board”) since its initial public offering in 2004. At the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), a majority of the Company’s stockholders voted, on an advisory basis, in favor of a stockholder proposal to declassify the Company’s Board (the “Proposal”).

The Board has extensively discussed the merits of a classified Board, as well as the results of the stockholder vote on the Proposal. As part of the 2024 Annual Meeting, the Company also conducted significant outreach and engagement with its major stockholders and discussed various matters, including the Proposal. While the Board believes that the Company’s stockholders have benefited from having a classified Board, the Board determined on July 30, 2024 that, given the results of the Proposal, it is advisable to declassify the Board over a period of time.

The Board intends to approve and recommend to the Company’s stockholders at the 2025 annual meeting of stockholders an amendment to the Company’s Certificate of Incorporation to declassify the Board such that: (i) each class of directors will have one more election in which it is elected for a three-year term; (ii) at the Company’s 2028 annual meeting of stockholders, the Class III directors will be elected to a two-year term; (iii) at the Company’s 2029 annual meeting of stockholders, the Class I directors will be elected to a one-year term; and (iv) commencing with the Company’s 2030 annual meeting of stockholders, all directors will be elected to one-year terms at each annual meeting of stockholders.

The Board believes the six-year plan outlined above is optimal for the following reasons:

●
Continuity and Stability: The Company takes a long-term view of its business strategy and maximization of stockholder value.  A six-year plan will offer each class of directors one final three-year term and provide the Board with additional time to plan for the transition from the classified structure that contributed to and protected the Company’s long-term stockholder value over the past 20 years.

●
Succession Planning: The Company continues to search for qualified director candidates over the next three years. Director candidates are attracted to companies with multi-year terms, and they will have sufficient time to immerse themselves in the Company’s complex business and operations and execute long-term initiatives. A shorter declassification plan would be disadvantageous to any newly elected directors because it will be more difficult for them to develop substantial knowledge and make significant contributions before they are up for election again.

The Board will continue its long-standing practice of director accountability each year through active engagement with the Company’s stockholders and implementation of changes based on the feedback received from the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release issued on August 1, 2024.
99.2	Earnings commentary for the quarter ended June 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 1, 2024	By:	/s/ T. Bernie Blegen
T. Bernie Blegen
Executive Vice President and Chief Financial Officer